Exhibit 10.6

NOTICE OF GRANT

TO: [Name of Director]	DATED: AS OF , 200

Pursuant to the Cox Radio, Inc. Restricted Stock Plan for Non-Employee Directors (the “Plan”), effective             , 200     you have been granted              shares of Cox Radio Class A Common Stock, subject to the restrictions set forth in the Plan. These shares represent one-half of the Cox Radio annual director fee of $35,000. The number was determined by dividing $17,500 by $            , the closing price on             , 200    .

Andrew A. Merdek
Secretary